Exhibit 23.1

KPMG LLP Suite 4000 1735 Market Street Philadelphia, PA 19103-7501

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2025, with respect to the consolidated financial statements of TELA Bio, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 21, 2025